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                                                                    EXHIBIT 23.1

CONSENT OF REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption `Experts' in the Registration Statement of ING Groep N.V. filed on Form F-3 (File. No. 333-84226) for the registration of $120,000,000 of its debt securities and to the incorporation by reference therein of our report dated April 13, 2005, with respect to the consolidated financial statements and schedules of ING Groep N.V. included in its Annual Report on Form 20-F for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

Amsterdam, The Netherlands

September 15, 2005

/s/ Ernst & Young Accountants